UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 24, 2020
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)

(551) 777-6700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered*
Common Stock, par value $0.01 per share	ASNA	The Nasdaq Global Select Market

* On July 24, 2020, Ascena Retail Group, Inc. (the “Company”) was notified by the Listing Qualifications Department staff of The Nasdaq Stock Market (“Nasdaq”) that it had determined to commence proceedings to delist the Company’s common stock from Nasdaq.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on July 23, 2020, Ascena Retail Group, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re: Ascena Retail Group, Inc., et al.

On July 24, 2020, the Company received a letter from the Listing Qualifications Department staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM5101-1, the staff of Nasdaq has determined that trading of the Company’s common stock, par value $0.01 per share (the “Common Stock”), will be suspended from Nasdaq at the opening of business on August 4, 2020, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the "SEC"), which will remove the Common Stock from listing and registration on Nasdaq.

The Company has decided not to appeal Nasdaq's determination. Accordingly, the Common Stock is expected to commence trading on the OTC Pink Marketplace. The Company can provide no assurance that the Common Stock will commence trading on this market, whether broker-dealers will continue to provide public quotes of the Common Stock on this market, whether the trading volume of the Common Stock will be sufficient to provide for an efficient trading market or whether quotes for the Common Stock will continue on this market in the future. The delisting of the Common Stock from NASDAQ, and expected transition to the OTC Pink Marketplace, does not affect the Company's operations or business and does not change its reporting requirements under the rules of the SEC.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth below in Item 8.01 of this Current Report on Form 8-K regarding the Interim Order (I) Approving Notification And Hearing Procedures For Certain Transfers Of Common Stock, And (II) Granting Related Relief [Docket No. 80] (the “Order”) is incorporated herein by reference.

Item 8.01.  Other Events.

On July 24, 2020, in connection with the Chapter 11 Cases, the Bankruptcy Court entered orders granting the Debtors relief on several motions filed by the Debtors, including the Order. The Order is designed to assist the Debtors in preserving certain of their tax attributes by establishing, among other things, the procedures (including notice requirements) that certain stockholders and potential stockholders must comply with regarding transfers of the Common Stock (the “Procedures”). The terms and conditions of the Procedures were immediately effective and enforceable upon entry of the Order by the Bankruptcy Court. Any actions in violation of the Procedures (including the notice requirements) are null and void ab initio and may be punished by contempt or other sanctions imposed by the Bankruptcy Court.

The foregoing description of the Order does not purport to be complete and is qualified in its entirety by reference to the full text of the Order, which is filed herewith as Exhibit 4.1 and incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Interim Order (I) Approving Notification And Hearing Procedures For Certain Transfers Of Common Stock, And (II) Granting Related Relief [Docket No. 80].

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.
(Registrant)

Date: July 28, 2020

By:	/s/ Dan Lamadrid
Dan Lamadrid
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)